JetBlue Comments on Spirit’s Announcement Regarding Its Proposal

NEW YORK – April 7, 2022 – JetBlue (NASDAQ: JBLU) today welcomed the determination by the Board of Directors of Spirit (NYSE: SAVE) that JetBlue’s offer to acquire Spirit could reasonably be likely to lead to a “Superior Proposal” under the terms of its current merger agreement with Frontier.

“We are pleased the Spirit Board recognizes the compelling value for all stakeholders that JetBlue has offered,” said Robin Hayes, chief executive officer, JetBlue. “We believe JetBlue is the best partner for Spirit, and we look forward to engaging with the Spirit Board to finalize our combination, to create a national low-fare challenger to the four large dominant U.S. carriers that will result in lower fares and better service for customers. As a combined company, we expect we will be able to deliver superior value on a national scale to customers, crewmembers, communities, and shareholders.”

Under the terms of JetBlue’s offer, Spirit shareholders would acquire Spirit for $33 per share in cash, implying a fully diluted equity value of $3.6 billion and providing full and certain value to Spirit shareholders. The proposal represents a premium of 52% to Spirit’s undisturbed share price on February 4, 2022, and a premium of 50% to Spirit’s closing share price on April 4, 2022.

The offer is subject to negotiation and execution of a definitive merger agreement between JetBlue and Spirit and would be subject to approval of Spirit’s Board of Directors, and completion of the transaction would be subject to customary closing conditions, including receipt of required regulatory approvals and approval of Spirit’s stockholders. Completion of the transaction would not be subject to any financing condition.

Goldman Sachs & Co. LLC is serving as JetBlue’s financial advisor and Shearman & Sterling LLP is serving as JetBlue’s legal advisor.

About JetBlue
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando, and San Juan. JetBlue carries customers across the U.S., Caribbean, and Latin America, and between New York and London. For more information, visit JetBlue.com.

Forward Looking Statements
Statements in this press release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this document, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in our U.S. Securities and Exchange Commission (“SEC”) filings, matters of which we may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the outcome of any discussions between JetBlue and Spirit with respect to a possible transaction, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein, the conditions to the completion of the possible transaction, including the receipt of any required stockholder and regulatory approvals and, in particular, our expectation as to the likelihood of receipt of antitrust approvals, JetBlue’s ability to finance the possible transaction and the indebtedness JetBlue expects to incur in connection with the possible transaction, the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the possible transaction. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s SEC filings, including but not limited to, JetBlue’s 2021 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur. Our forward-looking statements speak only as of the date of this press release or as of the dates so indicated. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.
Additional Information and Where to Find It

This press release relates to a proposal which JetBlue has made for a business combination transaction with Spirit. In furtherance of this proposal and subject to future developments, JetBlue (and, if a negotiated transaction is agreed to, Spirit) may file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document JetBlue and/or Spirit may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF JETBLUE AND SPIRIT ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE POSSIBLE TRANSACTION. Any definitive proxy statement (if and when available) will be mailed to stockholders of Spirit. Investors and security holders of Spirit and JetBlue will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by JetBlue and Spirit through the web site maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

This press release is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, JetBlue and certain of its directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. Information regarding the interests of these participants in any such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available. These documents can be obtained free of charge as described in the preceding paragraph.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

JetBlue Corporate Communications
Tel: +1.718.709.3089
corpcomm@jetblue.com

JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com